Deloitte &
     Touche
____________               ________________________________________________
                           Deloitte & Touche LLP  Telephone: (215) 246-2300
                           Twenty-Fourth Floor    Facsimile: (215) 569-2441
                           1700 Market Street
                           Philadelphia, Pennsylvania 19103-3984



December 17, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Lannett Company, Inc. dated December 17, 1999.


Yours truly,

/s/ Deloitte & Touche LLP



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Deloitte Touche
Tohmatsu
International
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